UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

(Exact name of registrant as specified in its charter)

Delaware Delaware	26-1191638 27-0918038
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

1601 Bryan Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.75% Senior Secured Notes due 2019	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162327

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrants’ Securities to be Registered.

The securities to be registered consist of the 9.75% Senior Secured Notes due 2019 (the “New EFIH Senior Secured Notes”) of Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. The description of the New EFIH Senior Secured Notes is incorporated by reference to the description included under the caption “Description of the EFIH Notes” in the final Prospectus, dated November 10, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3).

Item 2.	Exhibits.

Exhibits	Previously Filed* With File Number	As Exhibit
3(a)	333-153529 Form S-4 (filed September 17, 2008)	3(c)	—	Certificate of Formation of Energy Future Intermediate Holding Company LLC (formerly TXU Asset Services Company and Infrastrux Energy Services BPL LLC), as amended

3(b)	333-162327 Form S-4 (filed October 5, 2009)	3(d)	—	Certificate of Incorporation of EFIH Finance Inc.

3(c)	333-153529 Form S-4 (filed September 17, 2008)	3(f)	—	Amended and Restated Limited Liability Company Agreement of Energy Future Intermediate Holding Company LLC

3(d)	333-162327 Form S-4 (filed October 5, 2009)	3(h)	—	Bylaws of EFIH Finance Inc.

4(a)			—	Form of Indenture, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and The Bank of New York Mellon Trust Company, N.A., relating to the Senior Secured Notes due 2019 (including form of Senior Secured Notes due 2019)

*	Incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: November 13, 2009

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ ANTHONY R. HORTON
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ ANTHONY R. HORTON
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

3